UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2011

Ruby Creek Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52354	26-4329046
(State or other jurisdiction	Commission file number	(IRS Employer
of incorporation)		Identification No.)

750 Third Avenue, 11th Floor, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(212) 679-5711
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement and
ITEM 2.01 Completion of Acquisition or Disposition of Assets.

On November 29, 2011, Ruby Creek Resources, Inc., a Nevada corporation (“Ruby Creek”), completed the purchase, pursuant to its purchase agreement (the “Agreement”) and amendment described below, with Gold Standard Ltd. (“GS”), Gold Standard Tanzania Ltd. (“GST”) and Robert J. Moriarty (“Moriarty”), of the following assets (the “Purchased Assets”):

1.	GST’s Mining License No. 409/2010 which received Ministerial approval to change the controlling shareholder from GS to Ruby Creek on Setember 16, 2011;
2.	95% of the shares of GST;
3.
Interests in two joint ventures including Prospecting License No. PLR. 6011/2009 covering the area of 349.75 square kilometers and Prospecting License No. PLR. 6310/2010 covering the area of 89.06 square kilometers, both located in Liwale District, Lindi Region in the United Republic of Tanzania;

4.	All of the mining equipment, parts, tools and materials owned and/or in the possession of GST; and
5.	GST’s mining camp and all assets contained therein.

Immediately prior to the purchase of the Purchased Assets, Ruby Creek, GS, GST and Moriarty entered into an amendment to the Agreement (the “Amendment”).  Pursuant to the Amendment, a copy of which is annexed hereto as Exhibit 10.29, the parties agreed as follows:

1.	GS, GST and Moriarty agreed to accept 1,200,000 shares of Ruby Creek common stock in lieu of $900,000 in cash;
2.	The conversion price of the Shares Note conveyed to GS at closing was changed from $0.50 to $1.00 and the principal amount from $1,000,000 to $974,000;
3.
The principal amount of the Mining Equipment Note conveyed to GS at closing was changed from $1,000,000 to $1,026,000 and was made immediately convertible in full instead of one-third becoming convertible every six months;

4.	The allocation of the purchase price was changed such that a portion of the promissory notes conveyed by Ruby Creek at closing were allocated to repayment of a loan from GS to GST; and
5.	Ruby Creek waived any breaches of the Purchase Agreement which resulted from a prior alleged breach by GS under the First Joint Venture and any failure by GST to deliver complete financial records.

Pursuant to the Purchase Agreement and Amendment, the total consideration paid at closing for the Purchased Assets consisted of: $100,000 in cash deposits previously paid, the $974,000 8% Shares Note with a term of 18 months and which is convertible at $1.00 per share into Ruby Creek Common Stock, the $1,026,000 8% Mining Equipment Note with a term of 18 months which is convertible at $0.75 per share into Ruby Creek Common Stock,  1,200,000 shares of Ruby Creek Common Stock and assumption of a liability of approximately $585,000 to GST’s joint venture partner of which $200,000 was paid on April 6, 2011.

 The foregoing description of the Agreement and Amendment in this Current Report on Form 8-K is qualified in its entirety by reference to the Agreement which is filed as Exhibit 10.28 to the Ruby Creek Current Report on Form 8-K filed with the SEC on August 15, 2011, and by reference to the Amendment which is annexed hereto as Exhibit 10.29, each of which is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

                 (d) Exhibits.

Exhibit No.	Description

10.29	Amendment among Ruby Creek Resources, Inc., Gold Standard Ltd., Gold Standard Tanzania Ltd. and Robert J. Moriarty, dated as of November 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBY CREEK RESOURCES, INC.

Date: December 5, 2011	By:	/s/ Robert Slavik
Robert Slavik
Chief Executive Officer